Exhibit 16.1

April 7, 2005


U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549


Re:     Bioenvision, Inc. File No. 000-24875


Dear Sir:

We have read Item 4.01 of Form 8-K of Bioenvision, Inc. dated April 4, 2005, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP
















                                      -6-